EX-99.j.4

CERTIFICATE OF THE VICE PRESIDENT AND SECRETARY

OF

THE UBS FUNDS AND SMA RELATIONSHIP TRUST

THE UNDERSIGNED, a duly appointed Vice President and Secretary of The UBS Funds and SMA Relationship Trust, each registered as a management investment company under the Investment Company Act of 1940, as amended (the “Trusts”), does hereby certify as follows:

The resolution set forth below was duly adopted by the Board of Trustees of each Trust (the “Board”) on September 8, 2023 at a meeting of the Board:

RESOLVED,	that Mark E. Carver, President, be, and hereby is, designated as Principal Executive Officer of each Trust for purposes of executing the registration statement of each Trust, and any amendments thereto, which are filed with the US Securities and Exchange Commission, pursuant to Section (6)(a) under the Securities Act of 1933.

IN WITNESS WHEREOF, I have hereunto set my hand as Vice President and Secretary of each Trust, this 17th day of October 2023.

/s/ Keith A. Weller
Keith A. Weller
Vice President and Secretary